Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.

A special meeting of shareholders of ING Senior Income Fund was held on May 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 2) approve a new investment sub-advisory agreement for the Fund between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) elect 13 nominees to the Board of Trustees of ING Senior Income Fund.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
	1	15,971,693.619	480,083.686	793,641.658	7,845,474.105	25,090,893.068
	2	15,930,135.131	504,309.078	810,974.754	7,845,474.105	25,090,893.068
	Proposal	For All	Withhold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	3	24,150,209.646	940,683.422	0.000	0.000	25,090,893.068
John V. Boyer	3	24,157,249.437	933,643.631	0.000	0.000	25,090,893.068
Patricia W. Chadwick	3	24,134,136.214	956,756.854	0.000	0.000	25,090,893.068
Albert E. DePrince, Jr.	3	24,151,590.367	939,302.701	0.000	0.000	25,090,893.068
Peter S. Drotch	3	24,160,050.050	930,843.018	0.000	0.000	25,090,893.068
J. Michael Earley	3	24,157,445.183	933,447.885	0.000	0.000	25,090,893.068
Martin J. Gavin	3	24,157,007.342	933,885.726	0.000	0.000	25,090,893.068
Russell H. Jones	3	24,167,255.764	923,637.304	0.000	0.000	25,090,893.068
Patrick W. Kenny	3	24,162,233.196	928,659.872	0.000	0.000	25,090,893.068
Shaun P. Mathews	3	24,150,129.388	940,763.680	0.000	0.000	25,090,893.068
Joseph E. Obermeyer	3	24,162,879.605	928,013.463	0.000	0.000	25,090,893.068
Sheryl K. Pressler	3	24,142,348.493	948,544.575	0.000	0.000	25,090,893.068
Roger B. Vincent	3	24,157,633.547	933,259.521	0.000	0.000	25,090,893.068

Proposals did not pass; Adjourned to June 13, 2013.

2.

A special meeting of shareholders of ING Senior Income Fund was held on June 13, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 2) approve a new investment sub-advisory agreement for the Fund between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of ING U.S.’s Separation Plan; and 3) elect 13 nominees to the Board of Trustees of ING Senior Income Fund.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Senior Income Fund	1	18,015,704.436	555,531.548	1,017,622.835	6,804,917.942	26,393,776.761
	2	17,962,873.984	577,647.398	1,048,337.437	6,804,917.942	26,393,776.761
	Proposal	For All	Withhold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	3	25,449,660.716	944,116.045	0.000	0.000	26,393,776.761
John V. Boyer	3	25,456,781.576	936,995.185	0.000	0.000	26,393,776.761
Patricia W. Chadwick	3	25,434,188.284	959,588.477	0.000	0.000	26,393,776.761
Albert E. DePrince, Jr.	3	25,451,265.496	942,511.265	0.000	0.000	26,393,776.761
Peter S. Drotch	3	25,460,693.035	933,083.726	0.000	0.000	26,393,776.761
J. Michael Earley	3	25,458,689.168	935,087.593	0.000	0.000	26,393,776.761
Martin J. Gavin	3	25,457,059.412	936,717.349	0.000	0.000	26,393,776.761
Russell H. Jones	3	25,467,898.749	925,878.012	0.000	0.000	26,393,776.761
Patrick W. Kenny	3	25,460,653.813	933,122.948	0.000	0.000	26,393,776.761
Shaun P. Mathews	3	25,450,942.169	942,834.592	0.000	0.000	26,393,776.761
Joseph E. Obermeyer	3	25,462,974.590	930,802.171	0.000	0.000	26,393,776.761
Sheryl K. Pressler	3	25,441,799.563	951,977.198	0.000	0.000	26,393,776.761
Roger B. Vincent	3	25,456,602.164	937,174.597	0.000	0.000	26,393,776.761

Proposals passed.